news release

GODADDY REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2017 RESULTS
2017 Revenue Growth of 21% Driven by Customers, ARPU and HEG
Guidance Raised for 2018

SCOTTSDALE, Ariz., February 22, 2018 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest cloud platform dedicated to small, independent ventures, today reported complete financial results for the fourth quarter and year ended December 31, 2017.
“GoDaddy turned in another great quarter - with strong customer, revenue and cash flow growth - solidifying our leadership position as the place people go to start their ideas, grow and thrive online,” said Scott Wagner, CEO, GoDaddy.  “We see nice momentum heading into 2018, and are confident that our value proposition to customers will enable us to continue to deliver growth at scale.”

Consolidated Fourth Quarter Financial Highlights(1)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$602.2	$485.9	23.9%	$2,231.9	$1,847.9	20.8%
Income (loss) from continuing operations	$98.3	$(0.8)	NM	$125.7	$(21.9)	NM
Net income (loss)	$94.8	$(0.8)	NM	$139.8	$(21.9)	NM
Net cash provided by operating activities	$104.3	$89.1	17.1%	$475.6	$386.5	23.1%
Non-GAAP Results
Unlevered Free Cash Flow	$109.2	$76.6	42.6%	$495.5	$356.7	38.9%
Operating Metrics
Total Bookings	$657.9	$524.8	25.4%	$2,618.2	$2,155.5	21.5%
Total customers at period end	17,339	14,740	17.6%	17,339	14,740	17.6%
ARPU	$139	$130	7.4%	$139	$130	7.4%

(1)	See reconciliation tables for a detailed listing of certain items included in our consolidated statements of operations.

•	Total revenue of $602.2 million, up 23.9% year over year.

•	Total bookings of $657.9 million, up 25.4% year over year.

•	Net cash provided by operating activities of $104.3 million, up 17.1% year over year.

•	Unlevered free cash flow of $109.2 million, up 42.6% year over year.

•	Customers of 17.3 million at December 31, 2017, up 17.6% year over year.

•	Average revenue per user (ARPU) of $139, up 7.4% year over year.

•	Domains revenue of $281.6 million, up 16.1% year over year.

•	Hosting and Presence revenue of $228.8 million, up 29.5% year over year.

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•	Business Applications revenue of $91.8 million, up 37.6% year over year.

•	International revenue of $207.3 million, up 52.9% year over year.

Operating Highlights

•	GoDaddy's GoCentral is seeing continued strong adoption, increasing conversion from free to paid, and generating positive customer feedback and rising net promoter scores.

•
GoDaddy continues to enhance GoCentral's features, recently launching Online Appointment scheduling, payments via Square, blogging capabilities, and integration with Google My Business, among many other features. GoCentral users can now book client appointments online 24x7, sync with the most popular calendars, get paid easily offline or online, and create powerful online identities via Google.

•	GoDaddy continued its successful integration of HEG, including the recent launch of localized marketing efforts in multiple European markets.

•
GoDaddy announced it will acquire Main Street Hub for approximately $125 million in cash plus up to $50 million in potential future earnouts. Main Street Hub provides small businesses with a complete "do-it-for-me" service for managing engagement on the most popular social networks. The transaction is expected to close late in the second quarter of 2018.

•	GoDaddy appointed Mark Garrett to its board of directors. Mr. Garrett, Executive Vice President and Chief Financial Officer at Adobe, brings deep financial technology leadership to the board.

•
GoDaddy announced it will host an Investor Day on March 28, 2018 at its Global Technology Center in Tempe, Arizona. Given limited space, interested shareholders and analysts are encouraged to email investors@godaddy.com for an invitation.

•
GoDaddy completed a secondary offering of 7.2 million shares of its Class A common stock sold by certain of its stockholders at $47.32 per share in December 2017, increasing the publicly available float.

Balance Sheet
At December 31, 2017, total cash and cash equivalents and short-term investments were $595.0 million, total debt was $2,482.3 million and net debt was $1,887.3 million.
Business Outlook
For the first quarter ending March 31, 2018, GoDaddy expects total revenue in the range of $620 million to $625 million. For the full year ending December 31, 2018, GoDaddy expects total revenue in the range of $2.58 billion to $2.61 billion, representing approximately 16% growth at the midpoint versus the $2.2 billion in revenue generated in 2017. The full year revenue outlook includes approximately $65 million to $70 million from HEG in Q1, and contribution of roughly $10 million per quarter in the back half of the year from our recently announced planned acquisition of Main Street Hub. The implementation of the new revenue recognition accounting standard is not expected to have a material impact on revenue.
For the full year 2018, GoDaddy expects unlevered free cash flow in a range of $605 million to $625 million, representing approximately 24% growth at the midpoint versus the $495.5 million in unlevered free cash generated in 2017. GoDaddy expects full year cash interest payments of approximately $90 million to $95 million and cash tax-related payments of $25 million to $30 million.

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Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss fourth quarter 2017 results at 5:00 p.m. Eastern Time on February 22, 2018. To hear the call, dial (866) 393-4306 in the United States or (734) 385-2616 from international locations, with passcode 7396408. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP financial measures to their nearest GAAP equivalent, will be available through the Company's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or adoption and expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, addressable market size, market acceptance of products or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans; any statements regarding integration of recent or planned acquisitions, any statements regarding our future financial results; statements concerning the potential acquisition of Main Street Hub, including the time frame in which this will occur and the expected benefits to GoDaddy from completing the acquisition; statements concerning GoDaddy’s ability to continue to integrate its acquisition of HEG, and the projected impact of the acquisition on GoDaddy’s business and results of operations; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and

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motivate employees; our ability to integrate and execute on our plans for HEG; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including the risks described under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the risk factors described the Company's Current Report on Form 8-K filed May 3, 2017, which are available on the Company's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. Risks related to HEG also include retention of customers and employees and GoDaddy’s ability to integrate HEG into GoDaddy. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this press release includes Total Bookings and ARPU, as operating metrics, and financial measures defined as "non-GAAP financial measures" by the SEC, including Unlevered Free Cash Flow and Net Debt. These measures may be different from non-GAAP financial measures used by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently, particularly related to adjustments for acquisition accounting.
We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and after tax distributions required by Desert Newco's LLC agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy powers the world's largest cloud platform dedicated to small, independent ventures. With more than 17 million customers worldwide and more than 75 million domain names under management, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company, visit www.GoDaddy.com.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue:
Domains	$281.6	$242.5	$1,057.2	$927.8
Hosting and presence	228.8	176.7	847.9	678.7
Business applications	91.8	66.7	326.8	241.4
Total revenue	602.2	485.9	2,231.9	1,847.9
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	202.0	172.1	775.5	657.8
Technology and development	94.5	73.6	355.8	287.8
Marketing and advertising	64.5	57.9	253.2	228.8
Customer care	75.3	58.5	292.3	242.1
General and administrative	84.2	67.4	282.4	221.2
Depreciation and amortization	58.7	38.5	205.8	160.1
Total costs and operating expenses	579.2	468.0	2,165.0	1,797.8
Operating income (loss)	23.0	17.9	66.9	50.1
Interest expense	(23.8)	(14.2)	(83.0)	(57.2)
Loss on debt extinguishment	(0.3)	—	(7.3)	—
Tax receivable agreements liability adjustment	86.2	(3.1)	123.2	(12.5)
Other income (expense), net	0.9	(1.1)	7.0	(1.9)
Income (loss) from continuing operations before income taxes	86.0	(0.5)	106.8	(21.5)
Benefit (provision) for income taxes	12.3	(0.3)	18.9	(0.4)
Income (loss) from continuing operations(2)	98.3	(0.8)	125.7	(21.9)
Income from discontinued operations, net of income taxes (includes $33.2 gain on disposal, net of tax)	(3.5)	—	14.1	—
Net income (loss)(2)	94.8	(0.8)	139.8	(21.9)
Less: net income (loss) attributable to non-controlling interests	2.2	1.1	3.4	(5.4)
Net income (loss) attributable to GoDaddy Inc.	$92.6	$(1.9)	$136.4	$(16.5)
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock—basic:
Continuing operations	$0.74	$(0.02)	$1.17	$(0.21)
Discontinued operations	(0.02)	—	0.08	—
Net income (loss) attributable to GoDaddy Inc.	$0.72	$(0.02)	$1.25	$(0.21)
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock—diluted:
Continuing operations	$0.56	$(0.02)	$0.71	$(0.21)
Discontinued operations	(0.02)	—	0.08	—
Net income (loss) attributable to GoDaddy Inc.	$0.54	$(0.02)	$0.79	$(0.21)
Weighted-average shares of Class A common stock outstanding:
Basic	128,388	87,774	108,779	79,835
Diluted	176,732	87,774	177,054	79,835

___________________________ (1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$10.5	$6.3	$37.1	$23.2
Marketing and advertising	2.1	2.3	7.3	8.1
Customer care	1.0	0.9	3.6	3.9
General and administrative	7.6	7.0	28.4	21.6

(2)	See reconciliation tables for a detailed listing of certain items included in our consolidated statements of operations.

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GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$582.7	$566.1
Short-term investments	12.3	6.6
Accounts and other receivables	18.4	8.0
Registry deposits	34.7	20.6
Prepaid domain name registry fees	351.5	307.0
Prepaid expenses and other current assets	59.9	24.5
Total current assets	1,059.5	932.8
Property and equipment, net	297.9	231.0
Prepaid domain name registry fees, net of current portion	180.8	172.1
Goodwill	2,859.9	1,718.4
Intangible assets, net	1,326.0	716.5
Other assets	14.2	16.1
Total assets	$5,738.3	$3,786.9
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$59.6	$61.7
Accrued expenses and other current liabilities	469.6	143.0
Payable to related parties for tax distributions	—	10.0
Deferred revenue	1,264.8	1,043.5
Long-term debt	16.7	4.0
Total current liabilities	1,810.7	1,262.2
Deferred revenue, net of current portion	596.8	532.7
Long-term debt, net of current portion	2,410.8	1,035.7
Payable to related parties pursuant to tax receivable agreements	153.0	202.6
Other long-term liabilities	75.0	39.5
Deferred tax liabilities	145.5	—
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.1
Class B common stock, $0.001 par value	—	0.1
Additional paid-in capital	484.4	608.3
Retained earnings (accumulated deficit)	87.7	(48.7)
Accumulated other comprehensive income (loss)	(85.7)	2.7
Total stockholders' equity attributable to GoDaddy Inc.	486.5	562.5
Non-controlling interests	60.0	151.7
Total stockholders' equity	546.5	714.2
Total liabilities and stockholders' equity	$5,738.3	$3,786.9

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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Year Ended December 31,
	2017	2016
Operating activities
Net income (loss)	$139.8	$(21.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	205.8	160.1
Equity-based compensation	76.4	56.8
Loss on debt extinguishment	7.3	—
Deferred taxes	(34.5)	(3.8)
Tax receivable agreements liability adjustment	(123.2)	12.5
Domain portfolio cost of revenue	4.4	10.7
Gain on sale of PlusServer	(33.2)	—
Other	8.9	9.8
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	(10.1)	(1.9)
Prepaid domain name registry fees	(13.5)	(22.8)
Accounts payable	(8.4)	19.6
Accrued expenses and other current liabilities	32.6	10.0
Deferred revenue	220.0	160.8
Other operating assets and liabilities	3.3	(3.4)
Net cash provided by operating activities	475.6	386.5
Investing activities
Purchases of short-term investments	(28.3)	(10.5)
Maturities of short-term investments	22.6	8.4
Business acquisitions, net of cash acquired	(1,876.9)	(118.5)
Purchases of intangible assets	(52.0)	(1.3)
Proceeds received from sale of PlusServer	447.7	—
Purchases of property and equipment	(83.2)	(61.5)
Net cash used in investing activities	(1,570.1)	(183.4)
Financing activities
Proceeds received from:
Acquisition Term Loan	1,421.4	—
Bridge Loan	531.7	—
Sales of Class A common stock, net of expenses	22.9	—
Option and warrant exercises	61.1	55.0
Issuance of Class A common stock under employee stock purchase plan	17.4	5.0
Payments made for:
Repurchases of LLC Units and distributions to holders of LLC Units	(285.0)	(18.8)
Repayment of Bridge Loan	(596.6)	—
Repayment of term loans	(15.3)	(11.0)
Financing-related costs	(39.7)	—
Capital leases and other financing obligations	(10.4)	(15.1)
Net cash provided by financing activities	1,107.5	15.1
Effect of exchange rate changes on cash and cash equivalents	3.6	(0.1)
Net increase in cash and cash equivalents	16.6	218.1
Cash and cash equivalents, beginning of period	566.1	348.0
Cash and cash equivalents, end of period	$582.7	$566.1

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure and other operating metric:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

	(in millions)
Total Bookings:
Total revenue	$602.2	$485.9	$2,231.9	$1,847.9
Change in deferred revenue	10.1	5.2	214.4	163.5
Net refunds	44.9	33.1	170.0	141.9
Other	0.7	0.6	1.9	2.2
Total bookings	$657.9	$524.8	$2,618.2	$2,155.5

	Three Months Ended December 31,				Year Ended December 31,
	2017		2016		2017		2016

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$104.3		$89.1		$475.6		$386.5
Impact of discontinued operations	—	10.0	—	10.0	(3.5)	10.0	—
Cash paid for interest on long-term debt	21.5		11.5		80.8		46.5
Cash paid for acquisition-related costs	6.4		2.7		35.8		3.5
Capital expenditures	(23.0)		(18.7)		(83.2)		(61.5)
Cash paid for tax-related distributions	—		(8.0)		(10.0)		(18.3)
Unlevered free cash flow	$109.2		$76.6		$495.5		$356.7

The following table details certain items included in our consolidated statements of operations:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

	(in millions)

Income (loss) from continuing operations includes the following:
Loss on debt extinguishment related to the retirement of the Bridge Loan following the sale of PlusServer	$—	$—	$(5.3)	$—
Loss on debt extinguishment related to debt modifications	$(0.3)	$—	$(2.0)	$—
Indirect tax expenses recorded in general and administrative expenses	$(11.7)	$—	$(11.7)	$—
Acquisition-related expenses recorded in general and administrative expenses	$(6.2)	$(10.5)	$(27.0)	$(13.1)
Benefit to tax receivable agreements liability resulting from Tax Cuts and Jobs Act of 2017	$86.2	$—	$86.2	$—
Net income (loss) includes the following:
Gain (loss) on disposal of PlusServer, net of tax	$(3.5)	$—	$33.2	$—
Benefit for income taxes resulting from Tax Cuts and Jobs Act of 2017	$7.9	$—	$7.9	$—

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December 31, 2017
(in millions)
Net Debt:
Current portion of long-term debt	$16.7
Long-term debt	2,410.8
Unamortized original issue discount on long-term debt	33.0
Unamortized debt issuance costs	21.8
Total debt	2,482.3
Less: Cash and cash equivalents	(582.7)
Less: Short-term investments	(12.3)
Net debt	$1,887.3

Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	December 31,
	2017	2016

	(in thousands)
Shares Outstanding:
Class A common stock	132,993	88,558
Class B common stock	35,006	78,554
Total common stock outstanding	167,999	167,112
Effect of dilutive securities(1)	10,276	13,880
	178,275	180,992

(1)	In periods in which we have a net loss, the impact of potentially dilutive securities is excluded from the calculation of earnings per share because the effect would be antidilutive.

CONTACTS:
Investors
Marta Nichols
669.600.5812
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2018 GoDaddy Inc. All Rights Reserved.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net